Exhibit 99.1

May 8, 2008	CONTACTS:

Elizabeth Wilkinson – Investor Relations Phone: 281-408-1329

*****Correction to Eagle Rock Energy Partners, L.P. Earnings Release*****

HOUSTON—Eagle Rock Energy Partners, L.P. (“Eagle Rock” or the “Partnership”) (NASDAQ GS: EROC) has modified the presentation of, and corrected a statistic in the tables included in its earnings press release issued on May 6th. The revised tables reflect the increasing significance of sulfur revenue in the Partnership’s operating results and properly reflect the realized crude price in its Upstream segment, which had previously been calculated including sulfur revenue. The presentation changes and correction of the realized crude oil price calculation have no impact to the Partnership’s financial results as reported in its previous earnings release and discussed in the earnings call of May 7th.

Below are the revised tables, including a note to explain the modification and/or correction:

Eagle Rock Energy Partners, L.P.
Consolidated Statements of Operations
(unaudited)

			Three Months
	Three Months		Ended
	Ended March 31,		December 31,
($ in thousands)	2008	2007	2007
REVENUE:
Natural gas, natural gas liquids, condensate oil and sulfur sales	$357,019	$110,121	$310,427
Gathering, compression and processing fees	7,143	4,283	8,148
Minerals and royalty income	6,958	—	5,803
Gain/(loss) on risk management instruments	(45,647)	(7,642)	(107,625)
Other income	60	—	130

Total Revenue	325,533	106,762	216,883

COSTS AND EXPENSES:
Cost of natural gas and natural gas liquids	275,831	90,636	235,042
Operating and maintenance	15,566	7,923	16,776
Taxes other than income	4,347	703	3,978
General and administrative	11,242	4,220	11,212
Other operating	—	1,711	916
Impairment	—	—	5,749
Depreciation, depletion and amortization	25,745	11,630	29,675

Total Costs and Expenses	332,731	116,823	303,348

OPERATING LOSS:	(7,198)	(10,061)	(86,465)

Other Income (Expense):
Interest income	301	124	630
Other income	1,547	—	(183)
Interest expense, net	(22,865)	(9,170)	(20,016)
Other expense	(215)	(397)	(7,971)

Total Other Income (Expense)	(21,232)	(9,443)	(27,540)

LOSS BEFORE INCOME TAXES	(28,430)	(19,504)	(114,005)
Income tax (benefit) provision	(102)	164	(603)

NET LOSS	$(28,328)	$(19,668)	$(113,402)

Note: Text of Revenue line modified to include “and sulfur sales”.

Eagle Rock Energy Partners, L.P.

Operating Income

(unaudited)

			Three Months Ended
	Three Months Ended March 31,
			December 31,
($ in thousands)	2008	2007	2007
Midstream
Revenues:
Sales of natural gas, NGLs, oil and condensate	$318,053	$110,121	$280,658
Gathering and treating services	7,143	4,283	7,198
Other	2	—	1

Total revenues	325,198	114,404	287,857
Cost of natural gas and natural gas liquids	275,831	90,636	235,042
Operating costs and expenses:
Operating, maintenance and taxes other than income	11,881	8,626	10,272
Depreciation and amortization	14,517	11,457	16,444

Total operating costs and expenses	26,398	20,083	26,716

Operating income	$22,969	$3,685	$26,099

Upstream
Revenues:
Oil and condensate	$18,333	$—	$13,438
Natural gas	7,126	—	6,835
NGLs	8,140	—	9,497
Sulfur	5,367		1,848
Income fees and other	—	—	948
Other	58	—	130

Total revenues	39,024	—	32,696

Operating costs and expenses:
Operating, maintenance and taxes other than income	7,589	—	10,059
Depreciation, depletion and amortization	8,425	—	9,339

Total operating costs and expenses	16,014	—	19,398

Operating income	$23,010	$—	$13,298

Minerals
Revenues:
Oil and condensate	$3,367	$—	$2,916
Natural gas	2,209	—	2,153
NGLs	235	—	68
Lease bonus, rentals and other	1,147	—	666

Total revenues	6,958	—	5,803

Operating costs and expenses:
Operating, maintenance and taxes other than income	443	—	423
Depreciation, depletion, amortization and impairment	2,611	—	8,886

Total operating costs and expenses	3,054	—	9,309

Operating income	$3,904	$—	$(3,506)

Note: Upstream Revenues modified to show Sulfur revenue independently from Oil and condensate revenue

Eagle Rock Energy Partners, L.P.

Upstream Operations Information

(unaudited)

			Three Months Ended
	Three Months Ended March 31,
			December 31,
	2008	2007	2007
Upstream
Production:
Oil and condensate (Bbl)	201,405	N/A	195,229
Gas (Mcf)	842,197	N/A	917,981
NGLs (Bbl)	127,453	N/A	123,833
Total Mcfe	2,815,345	N/A	2,832,353

Sulfur (Tons)	26,232	N/A	31,742

Realized prices, excluding derivatives:
Oil and condensate (Bbl)	$91.03	N/A	$68.83
Gas (Mcf)	$8.46	N/A	$7.45
Sulfur (Tons)	$204.60	N/A	$58.22

Operating statistics:
OPEX per Mcfe (incl prod taxes)	$2.70	N/A	$3.55
Operating Income per Mcfe	$8.17	N/A	$4.70

Drilling program (gross wells):
Development wells	5	N/A	2
Completions	5	N/A	2
Workovers	—	N/A	2
Recompletions	3	N/A	1

Note: Sulfur volume (tons) and Sulfur realized price added to table; Oil and condensate realized price calculation corrected.

The Partnership is a growth-oriented master limited partnership engaged in three businesses: a) midstream, which includes (i) gathering, compressing, treating, processing, transporting and selling natural gas, and (ii) fractionating and transporting natural gas liquids; b) upstream, which includes acquiring, exploiting, developing, and producing crude oil and natural gas interests; and c) minerals, which includes acquiring and managing fee minerals and royalty interests. Its corporate office is located in Houston, Texas.